UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 22, 2019
IAC/INTERACTIVECORP
(Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	0-20570 (Commission File Number)	59-2712887 (IRS Employer Identification No.)

555 West 18th Street, New York, NY (Address of principal executive offices)	10011 (Zip Code)
Registrant's telephone number, including area code: (212) 314-7300
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 7.01 REGULATION FD DISCLOSURE.

During the quarter ended December 31, 2018, IAC/InterActiveCorp (the “Company” or the “Registrant”) realigned its reportable segments as follows:

•	the Match Group, ANGI Homeservices and Applications segments remain unchanged;

•	Vimeo is now reported as its own segment (it was previously included in the Video segment, which has been eliminated);

•	Dotdash is now reported as its own segment (it was previously included in the Publishing segment, which has been eliminated); and

•
the Company's Other segment has been renamed, Emerging & Other, and the businesses previously included in the Video segment (other than Vimeo) and the Publishing segment (other than Dotdash) are now included in the Emerging & Other segment.

Attached and incorporated herein by reference as Exhibit 99.1 is certain supplemental financial information reflecting the realignment of the Company’s reportable segments described above. Exhibit 99.1 is being furnished by the Registrant pursuant to Regulation FD.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Description

99.1	Supplemental financial information.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IAC/INTERACTIVECORP

By:	/s/ GLENN H. SCHIFFMAN
Name:	Glenn H. Schiffman
Title:	Executive Vice President and Chief Financial Officer
Date: January 22, 2019

3